                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
 [ ]   Preliminary proxy statement.                [ ]   Confidential, for use of the Commissioner
 [X]   Definitive proxy statement.                       only (as permitted by Rule 14a-6(e)(2).
 [ ]   Definitive additional materials.
 [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


-------------------------------------------------------------------------------

         AEGON/Transamerica Series Fund, Inc. (Dreyfus Small Cap Value)
-------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]   No fee required.

         [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
                  (1) Title of each class of securities to which transaction applies: N/A
                  (2) Aggregate number of securities to which transaction applies: N/A
                  (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                  (4) Proposed maximum aggregate value of transaction: N/A
                  (5) Total fee paid: $0

         [ ]   Fee paid previously with preliminary materials.

         [ ]   Check box if any part of the fee is offset as provided by Exchange Act Rule
               0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid: N/A
                  (2) Form, Schedule or Registration Statement No.: N/A
                  (3) Filing Party: N/A
                  (4) Date Filed: N/A

                             DREYFUS SMALL CAP VALUE

                                   A SERIES OF
                      AEGON/TRANSAMERICA SERIES FUND, INC.
                              570 CARILLON PARKWAY
                       ST. PETERSBURG, FLORIDA, 33716-1294
                                 1-800-851-9777

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To be held on April 27, 2004

Notice is hereby given that AEGON/Transamerica Series Fund, Inc. ("ATSF") will hold a special meeting of shareholders of Dreyfus Small Cap Value (the "Fund") on April 27, 2004, at the offices of ATSF, 570 Carillon Parkway, St. Petersburg, Florida, 33716-1294, at 9:00 a.m., Local Time, as adjourned from time to time (the "Special Meeting") for the purposes listed below:

         1. To approve a new sub-advisory agreement between AEGON/Transamerica Fund Advisers, Inc. and Transamerica Investment Management, LLC on behalf of the Fund.

         2. To transact such other business as may properly come before the Special Meeting.

Policyowners of record at the close of business on February 20, 2004 are entitled to notice of, and to provide voting instructions at, the Special Meeting. Your attention is called to the accompanying Proxy Statement. You are cordially invited to attend the Special Meeting. Policyowners who do not expect to attend the Special Meeting in person are requested to complete, date and sign the enclosed voting instruction form and return it promptly in the envelope provided for that purpose. Your voting instruction form also provides instructions for providing instructions via telephone, facsimile or the Internet, so you may choose to take advantage of these options. Your instructions may be revoked at any time by executing and submitting a revised voting instruction form, by giving written notice of revocation to ATSF, or by providing such instructions in person at the Special Meeting.

                                           By Order of the Board,

                                          John K. Carter, Esq.
                                          Secretary

April 5, 2004

YOUR INSTRUCTIONS ARE VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF UNITS YOU HOLD. POLICYOWNERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE VOTING INSTRUCTION FORM BE RETURNED PROMPTLY.

FOR YOUR CONVENIENCE, YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE ENCLOSED INSTRUCTIONS. IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION FORM UNLESS YOU ELECT TO CHANGE YOUR INSTRUCTIONS.

                             DREYFUS SMALL CAP VALUE
                                   A SERIES OF
                      AEGON/TRANSAMERICA SERIES FUND, INC.
                              570 CARILLON PARKWAY
                       ST. PETERSBURG, FLORIDA, 33716-1294
                                 1-800-851-9777

                                 PROXY STATEMENT
                               DATED APRIL 5, 2004

                         SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 27, 2004

This proxy statement and enclosed voting instruction form are being furnished in connection with the solicitation of voting instructions by the Board of Directors (the "Board" or "Directors") of AEGON/Transamerica Series Fund, Inc. ("ATSF") for use at a special meeting of shareholders of Dreyfus Small Cap Value (the "Fund"), on April 27, 2004, at the offices of ATSF, 570 Carillon Parkway, St. Petersburg, Florida, 33716-1294, at 9:00 a.m., local time, as adjourned from time to time (the "Special Meeting"). The Board is soliciting voting instructions from owners of variable annuity contract and variable life policies that are invested in the Fund with respect to the proposals set forth in the accompanying notice. It is anticipated that voting instruction forms and proxy statements will first be mailed to Policyowners on or about March 16, 2004.

Shares of the series of ATSF are not offered directly to the public but are sold only to insurance companies and their separate accounts as the underlying investment medium for owners (each a "Policyowner" or collectively "Policyowners") of variable contracts and variable life insurance policies (collectively, the "Policies"). As such, Western Reserve Life Assurance Co. of Ohio ("WRL"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance Company ("Transamerica"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Financial Life Insurance Company, Inc. ("TFLIC") (formerly, AUSA Life Insurance Company, Inc.), and Transamerica Life Insurance and Annuity Company ("Transamerica Life & Annuity") (each an "Insurance Company"; collectively, the "Insurance Companies") are the only shareholders of the investment options of ATSF. Transamerica owns all of the shares of the Fund. ATSF has agreed to solicit voting instructions from the Policyowners, upon which instructions the respective Insurance Company will vote the share of the Fund in the same proportion as determined by Policyowners. Interests in the Policies for which no timely instructions are received will be voted in the same proportion as the instructions that are received from other Policyowners. TOLIC will also vote any shares in separate accounts that they own, and which are not attributable to Policies, in the same proportion as determined by the Policyowners.

POLICYOWNER REPORTS

Policyowners can find important information about the Fund in ATSF's annual report dated December 31, 2003, which is provided by the respective insurance company from which you have purchased your policy or contract. If you have not received this report or would like to receive an additional copy, please contact the Customer Service number located in the prospectus for your policy or contract. A copy of the report will be provided free of charge.

                                  INTRODUCTION

AEGON/Transamerica Fund Advisers, Inc ("ATFA"), as investment adviser to the Fund, has traditionally retained a sub-adviser to provide portfolio management services to the Fund. The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, New York, NY 10166, has served as such pursuant to an investment sub-advisory agreement between ATFA and Dreyfus dated May 4, 1993, as amended (the Fund was previously a series offered through Endeavor Series Trust, which merged into ATSF on May 1,
2002) ("Current Sub-Advisory Agreement"), which was last approved by the Board, including a majority of the Directors who are not "interested persons" (for regulatory purposes) of ATSF or any party to the Fund's investment advisory or sub-advisory agreements ("Independent Directors"), at a meeting held on December 3, 2002.

At a meeting of the Board held on December 2, 2003, the Directors determined that the best interests of Policyowners would be served with the services of a different investment sub-adviser. After careful consideration, upon recommendation of ATFA and the management of ATSF, the Directors, including a majority of the Independent Directors, approved, subject to shareholder approval, the selection of Transamerica Investment Management, LLC ("TIM"), to serve as the new investment sub-adviser to the Fund.

In addition, if Fund Policyowners provide instructions to approve the proposed sub-advisory agreement between ATFA and TIM (the "New Sub-Advisory Agreement"), a form of which is attached as Exhibit A, it is anticipated that the Fund will be restructured in connection with TIM's service as the Fund's sub-adviser. Such restructuring will include, without limitation: a change of the Fund's investment objective from: "seeks capital growth" to "seeks to maximize total return"; changes to the Fund's investment policies; and a name change of the Fund from "Dreyfus Small Cap Value" to "Transamerica Small/Mid Cap Value."

Approval of a change of the Fund's investment objective and name does not require shareholder approval. However, the restructuring is contingent upon the appointment of TIM as sub-adviser to the Fund. Consequently, the Board recommends that the Policyowners provide instruction to approve the New Sub-Advisory Agreement.

                   POLICYOWNERS RIGHT TO INSTRUCT SHAREHOLDERS

Shares of the Fund are not offered directly to the public but are sold only to insurance companies and their separate accounts as the underlying investment medium for owners (each a "Policyowner" or collectively "Policyowners") of variable annuity contracts and variable life insurance policies. As such, Western Reserve Life Assurance Co. of Ohio ("WRL"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance Company ("Transamerica"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Financial Life Insurance Company ("TFLIC") (formerly, AUSA Life Insurance Company) and Transamerica Life Insurance and Annuity Company ("Transamerica Life & Annuity"), (collectively, the "Insurance Companies") are the only shareholders of the investment options of ATSF. The Insurance Companies own all of the shares of Acquired Fund with the amount of shares being owned by each entity being 5% or more. Transamerica and ATSF has agreed to solicit voting instructions from the Policyowners, upon which instructions, the respective shareholders will vote the shares of Acquired Fund at the Special Meeting on April 27, 2004, and any adjournment(s) thereof. ATSF will mail a copy of this Proxy Statement/Prospectus to each Policyowner of record as of February 20, 2004. The number of shares in Acquired Fund for which a Policyowner may give instructions is determined to equal the number of units based on cash value for that Fund in the Policyowner's respective policy. Fractional shares will be counted. If a Policyowner does not submit his or her voting instructions, the respective Insurance Company will vote those shares in proportion to the instructions received from the other Policyowners.

Based upon this "cash value" attributable to Acquired Fund as of February 20, 2004, Policyowners are entitled to an aggregate of votes with respect to Acquired Fund as follows:

UNITS ELIGIBLE TO PROVIDE INSTRUCTIONS: 180,446,730.196

As of February 20, 2004, the Officers and Directors of ATSF, as a group, beneficially owned less than 1% of the outstanding shares of Acquired Fund.

                                   PROPOSAL I
                                 APPROVAL OF NEW
                             SUB-ADVISORY AGREEMENT

THE FUND'S CURRENT INVESTMENT MANAGEMENT ARRANGEMENTS

Investment Advisory Agreement. ATFA serves as the investment adviser to the Fund pursuant to an investment advisory agreement (the "Advisory Agreement") dated as of January 1, 1997, as amended. The Advisory Agreement was initially approved by the Board for a term of two years and is approved annually thereafter in accordance with the terms of the 1940 Act. The Advisory Agreement was last approved by the Directors of the Fund, including a majority of the Independent Directors, on September 9, 2003, and was last approved by shareholders on April 26, 2002. The name, address and principal occupation of the principal executive officer and each director of ATFA are set forth in Exhibit B.

ATFA is a Florida corporation with its principal offices located at 570 Carillon Parkway, St. Petersburg, Florida 33716. ATFA is a wholly-owned direct subsidiary of Western Reserve Life Assurance Co. of Ohio, which is wholly-owned by First AUSA Life Insurance Company, a stock life insurance company, which is wholly-owned by Transamerica Holding Company, which is wholly-owned by AEGON USA, Inc. ("AEGON USA"), a financial services holding company. AEGON USA is a financial services holding company whose primary emphasis is generally the sale and servicing of life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON, N.V., a Netherlands corporation, which is a publicly traded international insurance group.

Pursuant to the Advisory Agreement for the Fund, ATFA is subject to the supervision of the Directors and, in conformity with the stated policies of ATSF, manages both the investment operations of the Fund, and the composition of the ATSF funds, including the purchase, retention and disposition of portfolio securities. The Investment Adviser is authorized to enter into sub-advisory agreements for investment advisory services in connection with the management of ATSF and each series thereof, including the Fund. The Investment Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreement. For its services, ATFA is compensated by the Fund at the rate of 0.80% of the Fund's average daily net assets. During the Fund's most recently completed fiscal year ended December 31, 2003, ATFA received a total of $2,181,357.29 for service as its investment adviser. The average daily net assets of the Fund as of December 31, 2003 was $272,669,662.

Upon approval of the New Sub-Advisory Agreement, the Advisory Agreement will be amended to reduce the investment advisory fee payable to ATFA under the Advisory Agreement, which eventually may result in a reduction of advisory fees paid by the Fund. After the Advisory Agreement is amended, ATFA will receive 0.80% of the first $500 million of the fund's average daily net assets; and 0.75% of assets over $500 million The amount of investment management fees paid to ATFA had the new advisory fee arrangements been in place during the Fund's most recently completed fiscal year would have been $2,181,357.29. The investment advisory fees would have been the same for the year ended December 31, 2003 had the new arrangement been in place, but with the reduction in sub-advisory fees, the investment adviser would have retained an additional $204,502.31 or 9.38%.

Under the Advisory Agreement, ATFA reviews the performance of all sub-advisers, and makes recommendations to the Directors with respect to the retention of sub-advisers and renewal of sub-advisory agreements. In connection therewith, ATFA is obligated to keep certain books and records of ATSF. ATFA also administers the business affairs of ATSF and, in connection therewith, furnishes ATSF with office facilities and certain ordinary clerical and bookkeeping services. The management services of ATFA for ATSF are not exclusive under the terms of the Advisory Agreement, and ATFA is free to, and does, render management services to others.

In connection with its management of the business affairs of ATSF, ATFA bears:
(a) all expenses incurred by ATFA or by ATSF in connection with managing the ordinary course of ATSF business, other than those assumed by ATSF; and (b) the fees payable to a sub-adviser pursuant to the sub-advisory agreement between ATFA and a sub-adviser.

The Advisory Agreement provides that ATFA will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Advisory Agreement continues in effect for a period of no more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940 ("1940 Act"). The Advisory Agreement also provides that it will terminate automatically if assigned and may be terminated without penalty by the Directors of ATSF, by vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or by ATFA, upon 60 days' written notice to ATSF.

Apart from the reduced level of compensation payable by the Fund to ATFA under the Advisory Agreement, the terms of the Advisory Agreement, and the services to be provided to the Fund thereunder, will remain unchanged if the New Sub-Advisory Agreement is approved.

THE FUND'S PROPOSED SUB-ADVISORY ARRANGEMENTS

The New Investment Sub-Adviser. TIM, with its principal place of business at 1150 South Olive Street, Suite 2700, Los Angeles 90015, is an investment adviser registered as such with the U.S. Securities and Exchange Commission. TIM is controlled by Transamerica Investment Services, In. ("TIS"), located at the same address. TIM and TIS are subsidiaries of the Transamerica Corporation, which is a subsidiary of TA Holding, B.V., which is an indirect wholly-owned subsidiary of AEGON, N.V. TIS and TIM are affiliates of the investment adviser. There are currently no financial conditions of the proposed sub-adviser that are reasonably likely to impair the financial ability of such sub-adviser to fulfill its commitment to the Fund under the proposed sub-advisory agreement contract. As of December 31, 2003, TIM had approximately $15.16 billion in assets under management. The name, address and principal occupation of the principal executive officer and each director of TIM are set forth in Exhibit B. The current sub-advisory agreement was last approved by shareholders on October 29, 1996.

The New Sub-Advisory Agreement. The following summary of the proposed Sub-Advisory Agreement is qualified in its entirety by reference to the copy of the New Sub-Advisory Agreement, a form of which is attached as Exhibit A.

The terms of the New Sub-Advisory Agreement is substantially similar to those of the Current Sub-Advisory Agreement, except for the parties to the agreement, the effective date and the level of compensation payable by ATFA to TIM. The New Sub-Advisory Agreement provides that, subject to ATFA's and the Board's supervision, TIM is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, TIM will also provide ATFA with all books and records relating to the transactions it executes and renders to the Directors such periodic and special reports as the Board may reasonably request.

The Sub-Advisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is approved at least annually by the Board or by vote of a majority of the outstanding shares of the Fund, and a majority of the Directors who are not parties to the New Sub-Advisory Agreement or "interested persons" (for regulatory purposes) of any party to the New Sub-Advisory Agreement by votes cast in person at a meeting called for that purpose. However, the New Sub-Advisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; the Sub-Advisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund's management agreement with ATFA; and the New Sub-Advisory Agreement may be terminated at any time by TIM or ATFA on 60 days' written notice to the other party to the New Sub-Advisory Agreement. The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, TIM will not be liable for any act or omission in connection with its activities as sub-adviser to the Fund.

Comparison of Fees. Under the Current Sub-Advisory Agreement, the sub-advisory fee payable by ATFA to Dreyfus is: 0.375% of average daily net assets. Under the proposed Sub-Advisory Agreement between ATFA and TIM, ATFA will pay TIM a sub-advisory fee equal to 0.30% of the first $500 million of average daily net assets; and 0.325% of average daily net assets over $500 million, less 50% of any amount reimbursed to the Fund by ATFA pursuant to its expense limitation arrangements with the Fund.

During the Fund's most recently completed fiscal year ended December 31, 2003, Dreyfus received an aggregate annual total of $1,022,511.30 from ATFA for services rendered to the Fund.

The aggregate amount of investment management fees paid by ATFA had the New Sub-Advisory Agreement been in place during the Fund's most recently completed fiscal year would have been $818,008.99.

The Fund did not paid any affiliated brokerage fees for the fiscal year ended December 31, 2003.

New Fund Investment Objectives and Strategies. If the proposed sub-advisory agreement is approved, the name of the Fund will be changed to Transamerica Small/Mid Cap Value. The primary investment objective of the Fund will be changed "to seeks to maximize total return." The fund's sub-adviser, TIM, generally will invest in small and mid cap equities with valuation characteristics including low price/earnings, price/book, and price/cash flow ratios. These measures are evaluated based upon a proprietary analysis of normalized levels of profitability. TIM's security selection process favors companies with above-average normalized net margins, returns on equity, returns on assets, free cash flow generation and revenue and earnings growth rates.

Trends in balance sheet items including inventories, account receivables, and payables are scrutinized as well. This quantitative blueprint is overlaid with an analysis of the company's products/services, market position, industry condition, financial and accounting policies and quality of management. Securities that possess the greatest combination of the aforementioned attributes are then prioritized as candidates for purchase.

Although the Fund will invest primarily in publicly traded U.S. securities, it will be able to invest up to 10% of its total assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

EVALUATION BY THE BOARD

At in-person meetings of the Board held on September 9, 2003 and October 8, 2003, at which a majority of the Directors were in attendance, including a majority of the Independent Directors, the Board considered and approved the New Sub-Advisory Agreement. In considering the approval of the proposed New Sub-Advisory Agreement, the Directors considered whether the approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. The Directors, including the Independent Directors, unanimously authorized the submission of the New Sub-Advisory Agreement to Fund shareholders for approval.

In determining whether it was appropriate to approve the New Sub-Advisory Agreement and recommend approval by shareholders, the Directors reviewed materials furnished by ATFA and TIM. ATFA explained to the Directors the research, review and selection process that it employed to identify TIM as the best potential candidate as new sub-adviser to the Fund, which included the review of TIM's due diligence materials by ATFA. ATFA explained the reasons why it selected TIM and why it recommended that the Directors approve TIM as the Fund's new sub-adviser. The Board also requested information that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel with respect to its deliberations.

The Directors approved the New Sub-Advisory Agreement and recommended shareholder approval on the basis of the following considerations, among others:
1) the proposed fees, which the Directors determined were fair and reasonable in light of the services expected to be provided, comparable to fees paid by similar mutual funds, and lower than sub-advisory fees currently payable under the Current Sub-Advisory Agreement; 2) the anticipated costs of the services; 3) the estimated profitability of TIM's relationship with ATSF; 4) the nature, quality and extent of the sub-advisory services expected to be provided by TIM in light of its reputation, expertise and resources, and the historical performance of accounts advised by it; 5) TIM's representations regarding its staffing and capabilities to manage the Fund, including the retention of personnel with significant portfolio management experience, TIM's entrepreneurial commitment to the management and success of the Fund, and the overall high quality of TIM's personnel, operations, financial condition, investment management capabilities, and investment methodologies; and 6) the terms of the New Sub-Advisory Agreement are comparable to those of the Current Sub-Advisory Agreement.

In reaching its decision to approve the New Sub-Advisory Agreement and recommend approval by shareholders, the Board did not identify any single factor as being of paramount importance. Based upon its review, the Board determined that the proposed New Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Board unanimously approved the New Sub-Advisory Agreement and recommended its approval by Fund shareholders.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT POLICYOWNERS PROVIDE INSTRUCTIONS TO VOTE "FOR" APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT AS PROVIDED UNDER THIS PROPOSAL. UNMARKED VOTING INSTRUCTION FORMS WILL BE SO VOTED.

                                 OTHER BUSINESS

The Directors do not know of any matters to be presented at the Special Meeting other than those set forth in this proxy statement. If other business should properly come before the Special Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

                             ADDITIONAL INFORMATION

While ATFA has agreed to reduce the management fee payable to it by the Fund if the New Sub-Advisory Agreement is approved and TIM becomes sub-adviser to the Fund, ATFA may be deemed to have a material interest in approval of Proposal I. If the proposal is approved, ATFA will be relieved of its obligation to pay sub-advisory fees payable to Dreyfus (which fees are higher than the sub-advisory payable to TIM), and TIM, an affiliate of ATFA will receive the sub-advisory fees instead of Dreyfus.

ATFA, the Fund's investment adviser, and AEGON/Transamerica Fund Services, Inc., its administrator, are located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The principal underwriter/distributor, AFSG Securities Corporation, is located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0002.

                               VOTING INFORMATION

SOLICITATION OF VOTING INSTRUCTIONS. Voting instructions are being solicited at the request of the Board of Directors of ATSF. Solicitation of voting instructions is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about March 16, 2004. The Funds have retained ALAMO Direct ("ALAMO"), a professional proxy solicitation, mailing and tabulation firm, to assist with this solicitation. The estimated costs for the proxy services of ALAMO are estimated to be approximately $14,739, plus applicable postage; such costs associated with this proxy will be borne by ATFA.

If a Policyowner wishes to participate in the Special Meeting, but does not wish to give instructions by telephone, the Policyowner may still submit the voting instruction form originally sent with the Proxy, attend in person, vote via the Internet or by facsimile. Should a Policyowner require additional information regarding the voting instruction form or require replacement of the voting instruction form, they may contact Customer Service at the number listed in the Policy they have purchased.

A Policyowner may revoke the accompanying voting instruction form at any time prior to its use by filing with ATSF a written revocation or executed voting instruction form bearing a later date. In addition, any Policyowner that attends the Special Meeting in person may provide instructions at the Special Meeting, thereby canceling any instructions previously given. However, attendance at the Special Meeting, by itself, will not revoke previous instructions.

REQUIRED VOTE. To become effective, Proposal No. 1 must be approved by a "vote of the majority of the outstanding voting securities" of Acquired Fund, as defined in the 1940 Act. The "vote of a majority of the outstanding voting securities" means the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote there at the Special Meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or
(ii) more than 50% of such outstanding shares of the Fund entitled to vote thereon.

The Fund must have a quorum to conduct its business at the Special Meeting. The holders of a majority of outstanding shares present in person or by proxy shall constitute a quorum. In the absence of a quorum, a majority of outstanding shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

POLICYOWNER PROPOSALS. As a general matter, ATSF does not hold annual meetings of shareholders. Policyowners wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposal to the secretary of ATSF, 570 Carillon Parkway, St. Petersburg, Florida 33716.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

TO ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                       By Order of the Board of Directors,

                                       John K. Carter, Esq., Secretary
                                       AEGON/Transamerica Series Fund, Inc.
                                       St. Petersburg, Florida

Exhibit A - Proposed Sub-Advisory Agreement
Exhibit B - Directors and Principal Officer of ATFA and TIM
Exhibit C - Similar Funds

                                     FORM OF

                         PROPOSED SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     AEGON/TRANSAMERICA FUND ADVISERS, INC.
                                       AND
                     TRANSAMERICA INVESTMENT MANAGEMENT, LLC

         SUB-ADVISORY AGREEMENT, made as of the 1st day of May, 2004, between AEGON/Transamerica Fund Advisers, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and Transamerica Investment Management, LLC ("Sub-Adviser"), a limited liability company organized and existing under the laws of the State of Delaware.

         WHEREAS, the Investment Adviser acts as an investment adviser to ATSF Mutual Funds ("ATSF"), a Massachusetts business trust which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), pursuant to an investment advisory agreement dated August 27, 2001 (the "Advisory Agreement");

         WHEREAS, ATSF is authorized to issue shares of Transamerica Small/Mid Cap Value (the "Fund"), a separate series of ATSF;

         WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Fund and the Sub-Adviser is willing to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1.       APPOINTMENT.

         Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF THE SUB-ADVISER.

                  A. Investment Sub-Advisory Services. Subject to the supervision of the ATSF Board of Directors ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the investments of the Fund in accordance with the Fund's investment objective, policies, and restrictions as provided in the ATSF Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or ATSF by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with the Fund's investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Fund, is authorized, in its discretion and without prior consultation with the Fund or the Investment Adviser, to:

         (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

         (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

                  B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

         (1) furnish continuous investment information, advice and recommendations to ATSF as to the acquisition, holding or disposition of any or all of the securities or other assets which the Fund may own or contemplate acquiring from time to time;

         (2) cause its officers to attend meetings of ATSF and furnish oral or written reports, as ATSF may reasonably require, in order to keep ATSF and its officers and Board fully informed as to the condition of the investment securities of the Fund, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

         (3) furnish such statistical and analytical information and reports as may reasonably be required by ATSF from time to time.

                  C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the ATSF Restatement of Declaration of Trust and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         3.       COMPENSATION.

         For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly: (i) an investment management fee as specified in Schedule A of this Agreement, (ii) less 50% of any amount reimbursed to the Fund by the Investment Adviser pursuant to Section 4(c) of the Investment Advisory Agreement. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

         4.       DUTIES OF THE INVESTMENT ADVISER.

                  A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement. Notwithstanding the Advisory Agreement, the Sub-Adviser has the authority to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets on behalf of the Fund.

                  B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

                  (1) The Fund's Prospectus; and

                  (2) The Advisory and Sub-Advisory Agreements

         The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

                  C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Fund, the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing fifteen business days (or such other time as may be mutually agreed) after receipt thereof.

         5.       BROKERAGE.

                  A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). The Sub-Adviser and other clients advised by Sub-Adviser may benefit from any research and information received from broker-dealers selected in connection with the Fund. Consistent with its best execution responsibilities stated herein, Sub-Adviser may also consider the ability of the broker or dealer to provide client referrals as a factor in brokerage selection. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

                  B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund, as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

                  C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Fund shall be placed in accordance with the standards set forth in the Advisory Agreement.

         6.       OWNERSHIP OF RECORDS.

         The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of ATSF. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for the Fund are the property of ATSF, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to ATSF any records that it maintains for the Fund upon request by ATSF; provided, however, the Sub-Adviser may retain copies of such records.

         7.       REPORTS.

                  The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

         8.       SERVICES TO OTHER CLIENTS.

         Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of ATSF, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         9.       SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

         The Sub-Adviser may (at its cost except as contemplated by Section 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Fund.

         10.      REPRESENTATIONS OF SUB-ADVISER.

         The Sub-Adviser represents, warrants, and agrees as follows:

                  A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

                  B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and ATSF with a copy of such code of ethics, together with evidence of its adoption.

                  C. The Sub-Adviser has provided the Investment Adviser and ATSF with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

         11.      TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting of the Board called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for an initial term of two years. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Fund; and (b) in either event, by the vote, cast in person at a meeting of the Board called for the purpose of voting on such approval, of a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to ATSF, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

         12.      NOTICES.

         Any notice shall be sufficiently given when sent by certified U.S. mail, national expenses deliver service, or facsimile to the parties at the address below:

         If to ATSF:

                     AEGON/Transamerica Series Fund, Inc.
                     570 Carillon Parkway
                     St. Petersburg, FL  33716
                     Attn: John K. Carter
                     Telephone: (727) 299-1824
                     Fax: (727) 299-1641

         If to the Investment Adviser:

                     AEGON/Transamerica Fund Advisers, Inc.
                     570 Carillon Parkway
                     St. Petersburg, FL  33716
                     Attn: John K. Carter
                     Telephone: (727) 299-1824
                     Fax: (727) 299-1641

         If to the Sub-Adviser:

                     Transamerica Investment Management, LLC
                     1150 South Olive Street, Suite 2700
                     Los Angeles, CA 90015
                     Attn: Compliance
                     Telephone: (213) 742-4184

         13.      TERMINATION OF AGREEMENT.

         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund, or per the terms of the exemptive order - Release No. 23379 - under section 6(c) of the Act from section 15(a) and rule 18f-2 under the Act, on at least 60 days' prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Sub-Adviser, without the payment of any penalty; or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

         14.      AMENDMENT OF AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

         15.      MISCELLANEOUS.

                  A. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

                  D. Interpretation. Nothing herein contained shall be deemed to require ATSF to take any action contrary to its Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of ATSF.

                  E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this

Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ATTEST:                                AEGON/TRANSAMERICA FUND ADVISERS, INC.

___________________________________    By: ____________________________________

ATTEST                                 TRANSAMERICA INVESTMENT MANAGEMENT, LLC

By: _______________________________    By: ____________________________________
Name: _____________________________    Name: __________________________________
Title: ____________________________    Title: _________________________________

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                                                                           TERMINATION
        FUND                      SUB-ADVISER COMPENSATION                     DATE
-------------------   -----------------------------------------------     --------------
                       0.375% of the first $500 million of the fund's
                       average daily net assets; and 0.325% of assets
   TRANSAMERICA          over $500 million, less 50% of any amount
SMALL/MID CAP VALUE   reimbursed to the Fund by the Investment Adviser    April 30, 2006
                             pursuant to the expense limitation

                                    EXHIBIT B

            DIRECTORS AND PRINCIPAL OFFICER OF THE INVESTMENT ADVISER

The business address of each director and principal officer is 570 Carillon Parkway, St. Petersburg, Florida 33716.

Brian C. Scott, Director, President and     Director, President & Chief Executive Officer, Transamerica IDEX Mutual Funds
Chief Executive Officer                     (TA IDEX), ATSF, Transamerica Income Shares, Inc. (TIS), AEGON/Transamerica
                                            Investor Services, Inc. (ATIS) & AEGON/Transamerica Fund Services, Inc. (ATFS);
                                            President and Director, Transamerica Index Funds, Inc. (TIF); Manager,
                                            Transamerica Investment Management, LLC (TIM); Chief Executive Officer,
                                            Transamerica Investors, Inc.; Director, President & Chief Executive Officer,
                                            Endeavor Management Co. (2001-2002)

Larry N. Norman, Director and Chairman      President and Chairman, Transamerica Life Insurance Company; Trustee of TA IDEX
                                            (2002 - 2004); Director of ATSF (2002 - 2004); Director, TIS (2002 - present);
                                            Director, TIF (2002 - present); Manager, TIM (March 2001 - present)

John K. Carter, Director, Sr. Vice          General Counsel, Sr. Vice President & Secretary, TA IDEX, ATSF & TIS; Vice
President and Secretary                     President & Secretary, TIF; Vice President & Senior Counsel, Western Reserve
                                            Life Assurance Co. of Ohio (WRL); Director, General Counsel, Sr. Vice President
                                            & Secretary, ATIS & ATFS; Vice President, AFSG; Vice President, Secretary &
                                            Anti-Money Laundering Officer, Transamerica Investors, Inc. (TII); Vice
                                            President & Counsel (March 1997-May, 1999), Salomon Smith Barney

Kim D. Day, Sr. Vice President and          Vice President, Treasurer & Principal Financial Officer, TA IDEX, ATSF & TIS;
Treasurer                                   Vice President & Treasurer ATFS, ATFA & ATIS and TII; Asst. Vice President, WRL

Mr. Scott also serves as a Director of the Fund.

                     DIRECTORS AND PRINCIPAL OFFICER OF TIM

The business address of each of the following persons is 1150 S. Olive Street, Suite 2700, Los Angeles, California 90015.

      NAME                           POSITIONS/OFFICES HELD WITH SUB-ADVISER
---------------------   -----------------------------------------------------------------
John C. Riazzi          Board of Managers, Chief Executive Officer, and Managing Director
Gary U. Rolle           Board of Managers, Chief Investment Officer, and President
Jeffrey S. Van Harte    Board of Managers, Senior Vice President and Head of Equities

No officer or Director of ATSF is an officer, employee, director or shareholder of TIM, except Mr. Scott, who is a Manager of TIM. No officer or Director of ATSF owns securities or has any other material direct or indirect interest in TIM.

                                    EXHIBIT C

The following table sets forth certain information regarding registered investment companies with similar investment objectives to those contemplated for the Fund that are advised or sub-advised by TIM.

  NAME OF FUND WITH SIMILAR INVESTMENT                 NET ASSETS AS OF
               OBJECTIVE                               DECEMBER 31, 2003                       ANNUAL MANAGEMENT FEE RATE*
----------------------------------------  ----------------------------------------   -------------------------------------------
                                                                                     0.80% of the first $500 million of average
TA IDEX Transamerica Small/Mid Cap Value  N/A (Inception for this fund was 3/1/04)   daily net assets; 0.75% of average daily net
                                                                                     assets over $500 million

THE EXPENSE CAP FOR THIS FUND IS 1.40%.